Exhibit 99.1

            Dayton Superior Reports Second Quarter Results

    DAYTON, Ohio--(BUSINESS WIRE)--July 26, 2007--Dayton Superior Corporation (NASDAQ:DSUP), the leading North American provider of specialized products for the non-residential concrete construction market, reported today the following results for its second quarter ended June 29, 2007, compared with results for the similar period of 2006:

    --  Net sales were $138 million, up 6% from $130 million in 2006.

    -- Gross profit increased 15% to $44 million from $39 million, reflecting gains in all three segments, as favorable pricing and ongoing cost improvement programs continued to expand margins;

    -- Net income of $4 million, or 23 cents per diluted share, significantly increased from net income of $1 million, or 15 cents per diluted share on fewer shares outstanding, for the prior year period.

    Eric R. Zimmerman, Dayton Superior's President and Chief Executive Officer, said, "We are pleased with our operating performance this quarter as gross profit margins demonstrated continued improvement. Considering that the construction industry has experienced weather challenges all year long and that the spring ramp up in non-residential construction activity is kicking in a bit later this year, these results validate the work that the Dayton Superior team is doing to improve our processes and our customer service while expanding sales. Gross profit less SG&A is up 29% for the quarter."

    Sales of Dayton Superior's concrete construction related products increased 7% to $117 million, stemming mostly from higher selling prices. Equipment rental revenues at $15 million were essentially flat with year-earlier levels, while the revenues from sales of used rental equipment declined.

    Gross profit on product sales was $34 million, or 29% of product sales, compared with $29 million and 26% in the second quarter of 2006. Rental gross profit was $7 million, or 45% of rental revenue, compared with $6 million, or 41% of rental revenue, in the second quarter of 2006. Before excluding depreciation of $4 million, rental gross profit was flat with year-earlier levels at $11 million, or 71% of rental revenue. Second quarter gross profit as a percent of sales of used rental equipment increased to 72% from 70% in last year's second quarter.

    Selling, general, and administrative expenses were flat compared to 2006 levels at 19% of sales.

    Stock compensation expense was $1 million in the second quarter stemming from the vesting of restricted common stock issued in connection with our December IPO. In the second quarter of 2006, Dayton Superior recorded $1 million in gains on disposals of property. There was no such recurring benefit in 2007.

    For the first six months of 2007, Dayton Superior had a net loss of $4 million, or 21 cents per share, on net sales of $237 million. For the first six months of 2006, the net loss was $8 million, or 76 cents per share, on net sales of $232 million.

    Earlier this month, Dayton Superior elected to defer an announced refinancing of much of its outstanding long-term debt due to unfavorable market conditions. The Company intends to monitor those conditions over the next several months and reconsider its refinancing plans as conditions evolve.

    "We are driving improvements throughout our business and we expect our markets to remain steady as there is continuing strength in the non-residential construction sector. Industry forecasts remain bullish for this year and we believe 2007 will meet our expectations, and, further, that 2008 will show steady growth," Zimmerman said.

    The Company has scheduled a conference call at 11:00 a.m. EDT, Friday, July 27, 2007 to discuss the second quarter results. The conference call can be accessed by dialing 1-866-814-1918. A replay of the call will be available from 7:00 p.m. EDT on Friday, July 27, 2007 through 11:59 p.m. EDT on Friday, August 10, 2007 by calling 1-888-266-2081 and entering reservation #1117459.

    Dayton Superior is the leading North American provider of specialized products consumed in non-residential, concrete construction, and we are the largest concrete forming and shoring rental company serving the domestic, non-residential construction market. Our products can be found on construction sites nationwide and are used in non-residential construction projects, including: infrastructure projects, such as highways, bridges, airports, power plants and water management projects; institutional projects, such as schools, stadiums, hospitals and government buildings; and commercial projects, such as retail stores, offices and recreational, distribution and manufacturing facilities.

    Note: Certain statements made herein concerning anticipated future performance are forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs and assumptions of management and are not guarantees of future performance. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements as a result of a number of important factors. Representative examples of these factors include (without limitation):

    -- depressed or fluctuating market conditions for our products and services;

    --  operating restrictions imposed by our existing debt;

    --  increased raw material costs and operating expenses;

    -- our ability to increase manufacturing efficiency, leverage our purchasing power and broaden our distribution network;

    -- the competitive nature of our industry in general, as well as our specific market areas;

    -- changes in prevailing interest rates and the availability of and terms of financing to fund the anticipated growth of our business.

    This list of factors is not intended to be exhaustive, and additional information concerning relevant risk factors can be found in Dayton Superior's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and current Reports on Form 8-K filed with the Securities and Exchange Commission.



                           (tables follow)




                     Dayton Superior Corporation
                 Summary Income Statement, Unaudited
           (amounts in thousands, except per share amounts)

                                        For the three months ended:
                                      June 29, 2007    June 30, 2006
                                              % of              % of
                                      Amount   Sales  Amount    Sales
                                     -------- ------ --------- -------

Product Sales                        $117,174  85.2% $109,459   84.1%
Rental Revenue                         14,931  10.9%   14,890   11.4%
Used Rental Equipment Sales             5,411   3.9%    5,866    4.5%
                                     -------- ------ --------- -------
   Net Sales                          137,516 100.0%  130,215  100.0%
                                     -------- ------ --------- -------

Product Cost of Sales                  83,334  71.1%   80,921   73.9%
Rental Cost of Sales                    8,252  55.3%    8,791   59.0%
Used Rental Equipment Cost of Sales     1,507  27.9%    1,775   30.3%
                                     -------- ------ --------- -------
   Cost of Sales                       93,093  67.6%   91,487   70.3%
                                     -------- ------ --------- -------

Product Gross Profit                   33,840  28.9%   28,538   26.1%
Rental Gross Profit                     6,679  44.7%    6,099   41.0%
Used Rental Equipment Gross Profit      3,904  72.1%    4,091   69.7%
                                     -------- ------ --------- -------
   Gross Profit                        44,423  32.3%   38,728   29.7%

Selling, General & Administrative
 (SG&A)                                26,550  19.3%   24,909   19.1%
                                     -------- ------ --------- -------
Gross Profit Less SG&A(a)              17,873  13.0%   13,819   10.6%

Facility Closing and Severance
 Expenses                                  83   0.1%       26   ----
Stock Compensation Expense                707   0.5%       36   ----
(Gain) Loss on Disposals of
 Property, Plant, and Equipment           178   0.1%     (667)  (0.5%)
Amortization of Intangibles                45  ----       176    0.1%
                                     -------- ------ --------- -------
Income from Operations                 16,860  12.3%   14,248   11.0%

Interest Expense, net                  12,084   8.8%   12,457    9.6%
Other Expense                             221   0.2%      206    0.2%
                                     -------- ------ --------- -------
Income Before Income Taxes              4,555   3.3%    1,585    1.2%
Provision for Income Taxes                172   0.1%       91    0.1%
                                     -------- ------ --------- -------
Net Income                           $  4,383   3.2% $  1,494    1.1%
                                     ======== ====== ========= =======

Weighted Average Shares Outstanding    18,298           9,917
                                     --------        ---------
Basic Net Income Per Share           $   0.24        $   0.15
                                     ========        =========

Weighted Average Shares and
 Equivalents Outstanding               19,320          10,169
                                     --------        ---------
Diluted Net Income Per Share         $   0.23        $   0.15
                                     ========        =========

Rental Depreciation                  $  3,954        $  4,604
Other Depreciation                      2,031           1,739
                                     --------        ---------
Total Depreciation                   $  5,985        $  6,343
                                     ========        =========
Rental Gross Profit Without
 Depreciation                          10,633  71.2%   10,703   71.9%

(a) Gross Profit Less SG&A is calculated and reconciled to Gross
 Profit ($44,423 and $38,728, respectively, for the three months ended June 29, 2007 and June 30, 2006) by subtracting SG&A expenses
 ($26,550 and $24,909, respectively, for the three months ended June 29, 2007 and June 30, 2006) from Gross Profit.




                     Dayton Superior Corporation
                 Summary Income Statement, Unaudited
           (amounts in thousands, except per share amounts)

                                        For the six months ended:
                                     June 29, 2007     June 30, 2006
                                              % of              % of
                                    Amount    Sales   Amount    Sales
                                   --------- ------- --------- -------

Product Sales                      $197,350   83.4%  $192,683   83.2%
Rental Revenue                       29,504   12.5%    28,153   12.2%
Used Rental Equipment Sales           9,684    4.1%    10,710    4.6%
                                   --------- ------- --------- -------
   Net Sales                        236,538  100.0%   231,546  100.0%
                                   --------- ------- --------- -------

Product Cost of Sales               143,766   72.8%   146,403   76.0%
Rental Cost of Sales                 16,345   55.4%    16,730   59.4%
Used Rental Equipment Cost of
 Sales                                2,633   27.2%     3,192   29.8%
                                   --------- ------- --------- -------
   Cost of Sales                    162,744   68.8%   166,325   71.8%
                                   --------- ------- --------- -------

Product Gross Profit                 53,584   27.2%    46,280   24.0%
Rental Gross Profit                  13,159   44.6%    11,423   40.6%
Used Rental Equipment Gross Profit    7,051   72.8%     7,518   70.2%
                                   --------- ------- --------- -------
   Gross Profit                      73,794   31.2%    65,221   28.2%

Selling, General & Administrative
 (SG&A)                              51,703   21.9%    48,509   21.0%
                                   --------- ------- --------- -------
Gross Profit Less SG&A(a)            22,091    9.3%    16,712    7.2%

Facility Closing and Severance
 Expenses                               451    0.2%       277    0.1%
Stock Compensation Expense            1,366    0.6%        62   ----
(Gain) Loss on Disposals of
 Property, Plant, and Equipment         261    0.1%    (1,336)  (0.6%)
Amortization of Intangibles              91   ----        327    0.1%
                                   --------- ------- --------- -------
Income from Operations               19,922    8.4%    17,382    7.6%

Interest Expense, net                23,134    9.8%    24,594   10.6%
Other Expense                           333    0.1%       154    0.1%
                                   --------- ------- --------- -------
Loss Before Income Taxes             (3,545)  (1.5%)   (7,366)  (3.1%)
Provision for Income Taxes              231    0.1%       215    0.1%
                                   --------- ------- --------- -------
Net Loss                           $ (3,776)  (1.6%) $ (7,581)  (3.2%)
                                   ========= ======= ========= =======

Weighted Average Shares
 Outstanding                         18,254             9,917
                                   ---------         ---------
Basic and Diluted Net Loss Per
 Share                             $  (0.21)         $  (0.76)
                                   =========         =========

Rental Depreciation                $  7,938          $  8,693
Other Depreciation                    3,894             3,194
                                   ---------         ---------
Total Depreciation                 $ 11,832          $ 11,887
                                   =========         =========
Rental Gross Profit Without
 Depreciation                        21,097   71.5%    20,116   71.5%

(a) Gross Profit Less SG&A is calculated and reconciled to Gross Profit ($73,794 and $65,221 respectively, for the six fiscal months ended June 29, 2007 and June 30, 2006) by subtracting SG&A expenses ($51,703 and $48,509, respectively, for the six fiscal months ended June 29, 2007 and June 30, 2006) from Gross Profit.




                     Dayton Superior Corporation
                   Summary Balance Sheet, Unaudited
                            (in thousands)

                                                   As of:
                                       June 29, 2007 December 31, 2006
Summary Balance Sheet:
Cash                                   $       ----  $         26,813
Accounts Receivable, Net                     86,570            71,548
Inventories                                  73,472            58,396
Other Current Assets                          9,489             6,227
                                       ------------- -----------------
Total Current Assets                        169,531           162,984

Rental Equipment, Net                        68,010            63,766
Property & Equipment, Net                    50,362            45,697
Goodwill & Other Assets                      48,612            49,188
                                       ------------- -----------------
Total Assets                           $    336,515  $        321,635
                                       ============= =================

Current Portion of Long-Term Debt      $      3,258  $          2,551
Accounts Payable                             37,891            40,883
Other Current Liabilities                    33,234            38,195
                                       ------------- -----------------
Total Current Liabilities                    74,383            81,629

Revolving Credit Facility                    20,000                 -
Other Long-Term Debt                        320,897           319,899
Other Long-Term Liabilities                  20,585            21,651
                                       ------------- -----------------
Total Liabilities                           435,865           423,179
                                       ------------- -----------------
Stockholders' Deficit                       (99,350)         (101,544)
                                       ------------- -----------------
Total Liabilities & Stockholders'
 Deficit                               $    336,515  $        321,635
                                       ============= =================




                     Dayton Superior Corporation
                Summary Cash Flow Statement, Unaudited
                            (in thousands)

                                            For the six months ended:
                                           June 29, 2007 June 30, 2006

Net Loss                                   $     (3,776) $     (7,581)
Non-Cash Adjustments to Net Loss                  9,519         5,683
Changes in Assets and Liabilities               (38,509)      (14,543)
                                           ------------- -------------
Net Cash Used in Operating Activities           (32,766)      (16,441)
                                           ------------- -------------

Property, Plant and Equipment Additions,
 Net                                            (10,013)       (4,082)
Rental Equipment Additions, Net                  (5,575)          179
                                           ------------- -------------
Net Cash Used in Investing Activities           (15,588)       (3,903)
                                           ------------- -------------

Net Borrowings Under Revolving Credit
 Facility                                        20,000        21,250
Repayments of Other Long-Term Debt                 (453)       (1,159)
Financing Costs Incurred                           (633)            -
Issuance of Shares of Common Stock                  826             -
Net Change in Loans to Stockholders               1,133           (17)
                                           ------------- -------------
Net Cash Provided By Financing Activities        20,873        20,074
                                           ------------- -------------

Other, Net                                          668           270
                                           ------------- -------------
Net Decrease in Cash                       $    (26,813) $          -
                                           ============= =============




                     Dayton Superior Corporation
      EBITDA and Reconciliation to Net Income (Loss), Unaudited
                            (in thousands)

                                    For the three      For the six
                                     months ended:     months ended:
                                   June 29, June 30, June 29, June 30,
                                     2007     2006     2007     2006
                                   -------- -------- -------- --------

Net Income (Loss)                  $ 4,383  $ 1,494  $(3,776) $(7,581)
Provision for Income Taxes             172       91      231      215
Interest Expense                    12,126   12,465   23,311   24,621
Interest Income                        (42)      (8)    (177)     (27)
Depreciation Expense                 5,985    6,343   11,832   11,887
Amortization of Intangibles             45      176       91      327
                                   -----------------------------------
EBITDA                             $22,669  $20,561  $31,512  $29,442
                                   ===================================



EBITDA was reduced (increased) by the following items:
(Gain) Loss on Disposals of
 Property, Plant and Equipment         178     (667)     261   (1,336)
Facility Closing and Severance
 Expenses                               83       26      451      277
Stock Compensation Expense             707       36    1,366       62



EBITDA, a metric used by management to measure operating performance, is defined as earnings (loss) before interest expense, interest income, income taxes, depreciation and amortization of intangibles. Dayton Superior presents EBITDA because our management believes that EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry, some of which present EBITDA when reporting their results. Dayton Superior's management regularly evaluates our performance as compared to other companies in our industry that have different financing and capital structures and/or tax rates by using EBITDA. Dayton Superior believes EBITDA allows for meaningful company-to-company performance comparisons by adjusting for factors such as interest expense, depreciation, amortization and income taxes, which often vary from company-to-company. In addition, Dayton Superior uses EBITDA in evaluating acquisition targets. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income, operating income or any other performance measures derived in accordance with GAAP. Since not all companies use identical calculations, this presentation of EBITDA may not be comparable to other similarly titled measures of other companies.

    CONTACT: Dayton Superior Corporation
             Edward J. Puisis, 937 428-7172
             Executive Vice President & CFO
             Fax: 937-428-9115